                                                                       Exhibit C

                 SECOND AMENDMENT TO RECAPITALIZATION AGREEMENT
                 ----------------------------------------------

         THIS SECOND AMENDMENT TO RECAPITALIZATION AGREEMENT ("Second Amendment") is entered into effective as of April 29, 2002, among DARLING INTERNATIONAL INC., a Delaware corporation, as Borrower ("Borrower"), CREDIT LYONNAIS NEW YORK BRANCH, as Agent ("Agent"), and the other Banks party to the hereinafter defined Recapitalization Agreement (the "Banks").

         Reference is made to the Recapitalization Agreement dated effective as of March 15, 2002, by and among Borrower, Agent and the Banks as amended by that certain First Amendment to Recapitalization Agreement dated as of April 1, 2002 (the "Recapitalization Agreement").

                                    RECITALS
                                    --------

         A. Borrower, Agent and the Banks are party to the Recapitalization Agreement which, among other things, modified that certain Amended and Restated Credit Agreement dated effective as of January 22, 1999 (as the same may have been heretofore amended, supplemented, or modified, the "Original Agreement") and provides for the amendment and restatement of the Original Agreement in accordance with the terms and provisions of the New Credit Agreement (as defined in the Recapitalization Agreement), subject to the other terms and conditions contained in the Recapitalization Agreement.

         B. Borrower has requested that Agent and the Banks modify and amend certain terms and provisions of the Recapitalization Agreement, and Agent and the Banks are agreeable to so modify and amend the Recapitalization Agreement subject to the terms and conditions set forth herein.

         Accordingly, for adequate and sufficient consideration, the parties hereto agree as follows:

         Paragraph 1.  Definitions.  Unless otherwise defined in this Second
                       -----------
Amendment, capitalized terms herein shall have the meaning set forth in the Recapitalization Agreement.

         Paragraph 2   Second Amendment.  The Recapitalization Agreement is
                       ----------------
hereby amended by:

                  (a)  replacing each reference to the date "April 30, 2002" in
         Section 9.1 of the Recapitalization Agreement and in subparagraphs 2(a) and 2(f) of Exhibit B to the Recapitalization Agreement with the date "May 31, 2002".

                  (b) adding the following to the end of the table set forth in subparagraph 2(e) of Exhibit B to the Recapitalization Agreement:

                              "May 31, 2002              $9,200,000"

                  (c) supplementing Exhibit B-1 to Exhibit B of the Recapitalization Agreement by adding Annex B-1 attached hereto to such Exhibit B-1.

                  (d) replacing Exhibits F-2 and F-3 to the Recapitalization Agreement, in their respective entireties, with Exhibits F-2 and F-3 attached hereto.

                  (e) deleting subsection 7.1(d) of Exhibit L of the Recapitalization Agreement, in its entirety, and renumbering subsection 7.1(e) of such Exhibit L as subsection 7.1(d).

                  (f) replacing section 9.13 of Exhibit L to the Recapitalization Agreement, in its entirety, with the following:

                       "Section 9.13  Payment of Adjusted Existing Accrued
                                      ------------------------------------
                       Interest. Borrower shall pay to the Agent, for the
                       --------
                       ratable benefit of the Term Banks, in immediately available funds, an amount equal to the Adjusted Existing Accrued Interest on the thirtieth (30th) day after the Closing Date."

          (g)  adding the following proviso to the end of the second sentence in
     Section 9.5 of Exhibit L to the Recapitalization Agreement:

               "; provided, however, that any such insurance policy may be cancelable for non-payment of applicable premiums upon not less than ten (10) days prior written notice to the Agent."

          (h) adding the following sentence to the end of Section 9.7 of the Recapitalization Agreement:

               "Upon any assignment by a Bank of its rights under this Agreement in accordance with this Section 9.7 prior to the Consummation Date, all references in this Agreement to the Banks, their respective percentages of the Exchange Debt, and their commitments under the New Credit Agreement (including, without limitation, on Schedule 2.2B and the signature pages to Exhibits E and L to this Agreement) shall be and be deemed to be modified and supplemented to reflect such assignment."

     Paragraph 3. Effective Date. This Second Amendment shall be effective on
                  --------------
the date (the "Effective Date") Agent shall have received (i) counterparts of this Second Amendment, executed by Borrower, Agent and the Holders, and (ii) an updated financial budget and projection by week for the months of May and June of 2002, substantially similar in format to the Cash Budget (as defined in the Forbearance Agreement) and otherwise in form and substance satisfactory to the Holders.

     Paragraph 4. Acknowledgment and Ratification. As a material inducement to
                  -------------------------------
Agent and the Banks to execute and deliver this Second Amendment, Borrower (a) consents to the agreements in this Second Amendment and (b) agrees and acknowledges that the execution, delivery, and performance of this Second Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of Borrower under the Recapitalization Agreement, which shall remain in full force and effect, and all rights thereunder are hereby ratified and confirmed.

     Paragraph 5. Representations. As a material inducement to Agent and the
                  ---------------
Banks to execute and deliver this Second Amendment, Borrower represents and warrants to Agent and the Banks that as of the Effective Date of this Second Amendment and as of the date of execution of this Second Amendment, (a) all representations and warranties in the Recapitalization Agreement are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, and (b) no default or event or condition exists which, with the passage of time or the giving of notice, or both, would constitute a default under the Recapitalization Agreement.

     Paragraph 6. Expenses. Borrower shall pay all costs, fees, and expenses
                  --------
paid or incurred by Agent incident to this Second Amendment, including, without limitation, the fees and expenses of Agent's counsel in connection with the negotiation, preparation, delivery, and execution of this Second Amendment and any related documents.

     Paragraph 7. Miscellaneous. Unless stated otherwise (a) the singular number
                  -------------
includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Second Amendment shall be governed by Delaware law, (d) if any part of this Second Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Second Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

     Paragraph 8. Entire Agreement. This Second Amendment represents the final
                  ----------------
agreement between the parties about the subject matter of this Second Amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     Paragraph 9. Parties. This Second Amendment binds and inures to the benefit
                  -------
of Borrower, Agent, Banks, and their respective successors and assigns.

     The parties hereto have executed this Second Amendment in multiple counterparts to be effective as of the Effective Date.

                     Remainder of Page Intentionally Blank.
                            Signature Pages to Follow

                                   COMPANY:
                                   --------

                                   DARLING INTERNATIONAL INC.



                                   By:      /s/ Brad Phillips
                                      ----------------------------------------
                                   Name:       Brad Phillips
                                        --------------------------------------
                                   Title:      Treasurer
                                         -------------------------------------

                                   Address for Notices:
                                   -------------------

                                   251 O'Connor Ridge Blvd., Suite 300
                                   Irving, Texas 75038
                                   Fax No.: 972-717-1588
                                   Telephone No.: 972-717-0300
                                   Attention: Treasurer


                                   AGENT:

                                   CREDIT LYONNAIS NEW YORK BRANCH
                                   individually as a Bank and as the Agent



                                   By:      /s/ James B. Hallock
                                      ----------------------------------------
                                   Name:        James B. Hallock
                                        --------------------------------------
                                   Title:       Vice President
                                         -------------------------------------

                                   Address for Notices:
                                   -------------------

                                   Credit Lyonnais New York Branch
                                   1301 Avenue of the Americas
                                   New York, New York 10019
                                   Telephone No.: 212-261-3259
                                   Facsimile No.: 212-261-7861
                                   Attention: Mr. James Hallock

                                   With a copy to:
                                   --------------

                                   Credit Lyonnais Dallas Branch
                                   2200 Ross Avenue, Suite 4400 West
                                   Dallas, Texas 75201
                                   Telephone No.: 214-220-2304
                                   Facsimile No.: 214-220-2323
                                   Attention: David Cagle

                                             BANKS:
                                             -----

                                             ARK CLO 2000-1, LIMITED

                                             By:  Patriarch Partners, LLC,
                                                  its Collateral Manager

                                             By:     /s/ Lynn Tilton
                                                --------------------------------
                                             Name:   Lynn Tilton
                                                  ------------------------------
                                             Title:  Manager
                                                   -----------------------------

                                             Address for Notices:
                                             -------------------

                                             Ark CLO 2000-1, Limited
                                             c/o Patriarch Partners, LLC
                                             40 Wall Street, 25/th/ Floor
                                             New York, New York 10005
                                             Telephone No.: (212) 825-0550
                                             Facsimile No.: (212) 825-2038
                                             Attention: Dennis Dolan/Lynn Tilton
                                             And
                                             Woodside Capital Management, LLC
                                             36 Woodland Street
                                             2/nd/ Floor
                                             Hartford, CT  06105
                                             Telephone No.: (860) 547-1761
                                             Facsimile No.: (860) 547-1870
                                             Attention: Anthony Varone

                                             BANK ONE N.A.

                                             By:     /s/ Phillip D. Martin
                                                --------------------------------
                                             Name:   Phillip D. Martin
                                                  ------------------------------
                                             Title:  Senior Vice President
                                                   -----------------------------

                                             Address for Notices:
                                             -------------------

                                             Bank One N.A.
                                             Mail Code IL1-0631
                                             1 Bank One Plaza
                                             Chicago, IL 60670

                                       CERBERUS PARTNERS, L.P.

                                       By: Cerberus Associates, L.L.C., its
                                           general partner

                                       By:    /s/ Kevin Genda
                                          --------------------------------------
                                       Name:  Kevin Genda
                                            ------------------------------------
                                       Title: Attorney in Fact
                                             -----------------------------------

                                       Address for Notices:
                                       -------------------

                                       450 Park Avenue, 28/th/ Floor
                                       New York, New York 10022
                                       Attn: Kevin Genda

                                       AVENUE SPECIAL SITUATIONS FUND II L.P.

                                       By: Avenue Capital Management II, LLC
                                           Its General Partner

                                           By: GLS Partners II, LLC, Managing
                                               Member Of General Partner

                                       By:    /s/ Marc Lasry
                                          --------------------------------------
                                       Name:  Marc Lasry
                                            ------------------------------------
                                       Title: Managing Member
                                             -----------------------------------

                                       Address for Notices:
                                       -------------------

                                       Avenue Special Situations Fund II
                                       535 Madison Avenue, 15/th/ Floor
                                       New York, New York 10022

                                       CREDIT AGRICOLE INDOSUEZ

                                       By:    /s/ Kathleen M. Sweeney
                                          --------------------------------------
                                       Name:  Kathleen M. Sweeney
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------

                                       By:    /s/ Leo von Reissig
                                          --------------------------------------
                                       Name:  Leo von Reissig
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------

                                       Address for Notices:
                                       -------------------

                                       Credit Agricole Indosuez, New York Branch
                                       666 Third Avenue
                                       New York, NY 10017-4011
                                       Telephone No.: 646-658-2058
                                       Facsimile No.: 646-658-2051
                                       Attention: Kathleen Sweeney

                                             PPM AMERICA SPECIAL INVESTMENTS
                                             FUND, LP

                                             By:  PPM America, Inc., as its
                                                  attorney-in-fact

                                             By:     /s/ Ronnie Kaplan
                                                --------------------------------
                                             Name:   Ronnie Kaplan
                                                  ------------------------------
                                             Title:  Vice President
                                                   -----------------------------

                                             Address for Notices:
                                             -------------------

                                             PPM America, Inc.
                                             225 West Wacker Drive, 9/th/ Floor
                                             Chicago, IL  60606
                                             Tel No.:  312-634-2572
                                             Fax No.:  312-634-0053
                                             Attention: Brian Schinderle
                                                        Senior Managing Director

                                             WELLS FARGO BANK (TEXAS) NATIONAL
                                             ASSOCIATION

                                             By:     /s/ Nipul V. Patel
                                                --------------------------------
                                             Name:   Nipul V. Patel
                                                  ------------------------------
                                             Title:  Vice President
                                                   -----------------------------

                                             Address for Notices:
                                             -------------------

                                             Wells Fargo Bank (Texas) National
                                             Association
                                             1000 Louisiana Avenue, Suite 4300
                                             Houston, TX 77002

                               EXHIBITS (omitted)
                               ------------------